                                                                     EXHIBIT 4.2

                                                                       EXHIBIT A
                                                                              to
                                                                      Securities
                                                                        Purchase
                                                                       Agreement



THIS CONVERTIBLE TERM DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                           CONVERTIBLE TERM DEBENTURE
                           --------------------------

September 8, 1997                                                       $250,000


           FOR VALUE RECEIVED, THE L.L. KNICKERBOCKER CO., INC., a corporation organized under the laws of the State of California (hereinafter called the "Borrower" or the "Corporation") hereby promises to pay to the order of CAPITAL VENTURES INTERNATIONAL or registered assigns (the "Holder") the sum of Two Hundred Fifty Thousand Dollars ($250,000) on September 7, 2000 (the "Scheduled Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum from the date hereof (the "Issue Date") until the same becomes due and payable (which interest shall accrue on a daily basis), whether at maturity or upon acceleration or otherwise. Any amount of principal of or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Interest shall be calculated based on a 360 day year and shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.

     This Debenture is being issued by the Borrower along with similar convertible term debentures (the "Other Debentures" and, together with this Debenture, the "Debentures") pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Borrower and the Holder (the "Securities Purchase Agreement").

                                   ARTICLE I

                                  PREPAYMENT

     A.    Limited Right to Prepay.  Upon the occurrence of an Event of Default
           -----------------------
(as defined herein), this Debenture shall be prepaid by the Borrower in accordance with the provisions of Article VIII hereof. Except as provided in Paragraph B of this Article I, this Debenture may not be prepaid at the option of Borrower without the prior written consent of the Holder.

     B.    Prepayment at Borrower's Option.
           -------------------------------

           (i) Upon Borrower's receipt of a Notice of Conversion (as defined in Article III.B below) effected at a Conversion Price (as defined in Article III.E below) determined by the Variable Conversion Price (as defined in Article III.G below) then in effect, so long as no Event of Default shall have occurred and the Borrower is not in material violation of any of its obligations under the Securities Purchase Agreement or that certain Registration Rights Agreement, dated as of the date hereof, by and among the Borrower, the Holder and the other signatories thereto (the "Registration Rights Agreement"), then the Borrower shall have the right to prepay ("Prepayment at Borrower's Election") the entire portion of this Debenture which is the subject of the Notice of Conversion for the Optional Prepayment Amount (as defined below) by delivering written notice (the "Optional Prepayment Notice") to the Holder via facsimile within one (1) business day after the Conversion Date (as defined in Article III.C below) specified in the Notice of Conversion.

           (ii) The "Optional Prepayment Amount" with respect to any portion of this Debenture means an amount, in cash, equal to the product of (x) the Closing Bid Price (as defined in Article III.A below) of the Common Stock on the Conversion Date specified in the Notice of Conversion and (y) the quotient arrived at by dividing (I) the Conversion Amount (as defined in Article III.B below) by (II) the Conversion Price in effect on the Conversion Date specified in the Notice of Conversion. The Optional Prepayment Amount shall be paid to the Holder on or before the date (the "Optional Prepayment Date") which is three (3) business days after the date on which the Borrower delivers the Optional Prepayment Notice to the Holder; provided, however, that the Borrower shall not be obligated to deliver any portion of the Optional Prepayment Amount until either the Debenture being prepaid is delivered to the office of the Borrower or its transfer agent, or the Holder notifies the Borrower or its transfer agent that such Debenture has been lost, stolen or destroyed and delivers the documentation required in accordance with Article X.H hereof.

           (iii) If the Borrower fails to deliver the Optional Prepayment Amount to the Holder on or before the Optional Prepayment Date (an "Optional Prepayment Default"), the Borrower shall pay to Holder an amount equal to:

                (.24) x (D/365) x (Optional Prepayment Amount)

where:

     "D" means the number of days from the Optional Prepayment Date through and including the date on which the Borrower delivers the Optional Prepayment Amount to the Holder.

     The payments to which Holder shall be entitled pursuant to this subparagraph (iii) are referred to herein as "Prepayment Default Payments." Holder may elect to receive accrued Prepayment Default Payments in cash or to convert all or any portion of such accrued Prepayment Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Optional Prepayment Default through the Conversion Date for such conversion. In the event Holder elects to receive any Prepayment Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article X.J. In the event Holder elects to convert all or any portion of the Prepayment Default Payments into Common Stock, Holder shall indicate on a Notice of Conversion such portion of the Prepayment Default Payments which Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

           (iv) In the event of an Optional Prepayment Default, the Holder shall have the right, at any time prior to the Borrower's delivery of the Optional Prepayment Amount to the Holder, to convert the Optional Prepayment Amount into Common Stock in accordance with the procedures set forth in Article IV hereof at the lowest Conversion Price in effect during the period beginning on, and including, the Conversion Date specified in the Notice of Conversion which triggered the Borrower's rights pursuant to Paragraph B(i) above through and including the day such shares of Common Stock are delivered to the Holder.

           (v) In the event of an Optional Prepayment Default hereunder or under any Other Debenture, the Borrower shall forever forfeit its rights to affect a Prepayment at Borrower's Election pursuant to this Article I.B.


                                  ARTICLE II

                            [INTENTIONALLY OMITTED]

                                 ARTICLE  III

                              CERTAIN DEFINITIONS

     The following terms shall have the following meanings:

     A. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal United States securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the aggregate principal amount represented by the then outstanding Debentures ("Majority Holders") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Closing Bid Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

     B. "Conversion Amount" means the portion of the principal amount of this Debenture being converted plus any accrued and unpaid interest thereon through the Conversion Date and any Conversion Default Payments and Prepayment Default Payments payable with respect thereto, each as specified in the notice of conversion in the form attached hereto (the "Notice of Conversion").

     C. "Conversion Date" means, for any Optional Conversion (as defined below), the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

     D. "Conversion Percentage" shall have the following meaning and shall be subject to adjustment as provided herein:

       If the Conversion Date is:             Then the Conversion Percentage is:
       -------------------------              ---------------------------------
       Prior to the 181st day                           100%
       following the Issue Date

       On or after the 181st day following              97%
       the Issue Date and Prior to the
       271st day following the Issue Date

       On or after the 271st day following              94.5%
       the Issue Date and Prior to the
       366th day following the Issue Date

       On or after the 366th day following              92%
       the Issue Date and Prior to the
       731st day following the Issue Date

       On or after the 731st day following              90%
       the Issue Date

     E. "Conversion Price" means (i) prior to the earlier of (a) the 181st day following the Issue Date, (b) the occurrence of an Event of Default, (c) the occurrence of an event specified in Article IX.B hereof, and (d) the delivery by the Corporation of the notice specified in Section 4(j) of the Securities Purchase Agreement, the Fixed Conversion Price; and (ii) thereafter, the lower of the Variable Conversion Price and the Fixed Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

     F. "Fixed Conversion Price" means $8.51, and shall be subject to adjustment as provided herein.

     G. "Variable Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage then in effect by the average of the lowest Closing Bid Prices for the Corporation's common stock, no par value per share ("Common Stock"), for any seven (7) trading days during the thirty (30) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such thirty (30) trading day period), and shall be subject to adjustment as provided herein. For the avoidance of doubt, the trading day immediately preceding any Conversion Date is the last calendar day that is a trading day and which is immediately preceding the Conversion Date.

     H. "business day" and "trading day" means any day on which the New York Stock Exchange is open for trading.

                                  ARTICLE IV

                                  CONVERSION

     A.    Conversion at the Option of the Holder.  (i) Subject to the
           --------------------------------------
limitations on conversions contained in Paragraph C of this Article IV, the Holder may, at any time and from time to time on or after the Issue Date, convert (an "Optional Conversion") all or any part of the outstanding principal amount of this Debenture, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                               Conversion Amount
                               -----------------
                               Conversion Price

     B.    Mechanics of Conversion.  In order to effect an Optional Conversion,
           -----------------------
Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation and (y) surrender or cause to be surrendered this Debenture, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from Holder, the Corporation shall immediately send, via facsimile, a confirmation to Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either this Debenture is delivered to the Corporation as provided above, or Holder notifies the Corporation that this Debenture has been lost, stolen or destroyed (subject to the requirements of Article X.H).

           (i)   Delivery of Common Stock Upon Conversion. The Corporation
                 ----------------------------------------
shall, on or before the later of (a) the second business day following the Conversion Date and (b) the business day following the date of the Corporation's receipt of this Debenture (or, if this Debenture is lost, stolen or destroyed, the date on which indemnity pursuant to Article X.H is provided) (the "Delivery Period"), issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of the portion of this Debenture being converted and (y) a new Debenture in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor are not required to bear a legend, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver to Holder physical certificates representing the Common Stock issuable upon conversion. Further, Holder may instruct the Corporation to deliver to Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

           (ii)  Taxes. The Corporation shall pay any and all taxes which may be
                 -----
imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Debenture.

           (iii) No Fractional Shares. If any conversion of this Debenture would
                 --------------------
result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the nearest whole number of shares.

           (iv)  Conversion Disputes. In the case of any dispute with respect to
                 -------------------
a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. The Corporation and the Holder shall seek to resolve any such dispute in good faith. If any such dispute involving the calculation of the Conversion Price has not been resolved by mutual agreement of the Corporation and the Holder within three
(3) business days after the Corporation's receipt of the Notice of Conversion, the Corporation shall immediately submit the disputed calculations to an independent outside accountant of national reputation via facsimile. The accountant, at the Corporation's sole expense, shall audit the calculations and notify the Corporation and Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

     C.    Limitations on Conversions.  The Conversions of this Debenture shall
           --------------------------
be subject to the following limitations (each of which limitations shall be applied independently):

           (i)   Cap Amount. Unless permitted by the applicable rules and
                 ----------
regulations of the principal securities market on which the Common Stock is listed or traded, in no event shall the total number of shares of Common Stock issued upon conversion of this Debenture and the Other Debentures exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to any rule of the principal United States securities market on which the Common Stock trades (including Rule 4460(i) of the Nasdaq National Market ("Nasdaq") or any successor rule thereto) (the "Cap Amount"), which, as of the Issue Date, shall be 3,712,931 shares. The initial Cap Amount shall be allocated among the Debentures (including this Debenture) pro rata based on the original principal amount of each Debenture compared to the aggregate original principal amount of all of the Debentures and shall be subject to adjustment as provided in Article X.D. Any increase to the Cap Amount shall be allocated among the Debentures (including this Debenture) pro rata based on the outstanding principal amount of each Debenture at the time of such increase compared to the outstanding principal amount of all Debentures at the time of such increase. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Corporation shall comply with Article VII.

           (ii)  No Five Percent Holders. In no event shall Holder be entitled
                 -----------------------
to receive shares of Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by Holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of any Debentures or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph (iii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Common Stock and the Holder shall approve such alteration, amendment, deletion or change.


                                   ARTICLE V

                     RESERVATION OF SHARES OF COMMON STOCK

     A.    Reserved Amount. On the Issue Date, the Corporation shall have
           ---------------
reserved 1,657,000 authorized but unissued shares of Common Stock for issuance upon conversion of this Debenture and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall not be decreased and shall at all times be sufficient to provide for the conversion of the outstanding principal amount of this Debenture (and accrued interest thereon) at the then current Conversion Price.

     B.    Increases to Reserved Amount.  If the Reserved Amount for any three
           ----------------------------
(3) consecutive trading days (the last of such three (3) trading days being the "Authorization Trigger Date") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of this Debenture on such trading days, the Corporation shall immediately notify Holder of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of this Debenture. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to prepay for cash, at the Default Amount (as defined in Article VIII.B), a portion of the principal amount of this Debenture (plus accrued interest thereon) such that, after giving effect to such prepayment, the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture on the date of the Default Notice. If the Corporation fails to pay such Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.


                                  ARTICLE VI

                        FAILURE TO SATISFY CONVERSIONS

     A.    Conversion Default Payments.  If, at any time, (x) Holder submits a
           ---------------------------
Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed Holder's Reserved Amount or allocated portion of the Cap Amount, for which failures Holder shall have the remedies set forth in Articles V and VII) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Common Stock to which Holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Debentures (together with all other holders of Debentures and the Holder referred to herein, the "Holders") at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Debentures (other than because such issuance would exceed such Holder's Reserved Amount or allocated portion of the Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to:

                 (.24) x (D/365) x (Conversion Default Amount)

where:

     "D" means the number of days after the expiration of the Delivery Period through and including the Default Cure Date;

     "Conversion Default Amount" means the principal amount of all Debentures held by Holder plus the aggregate accrued interest as of the first day of the Conversion Default on all Debentures held by Holder; and

     "Default Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the portion of this Debenture submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable Common Stock in satisfaction of all conversions of Debentures in accordance with their terms.

     The payments to which Holder shall be entitled pursuant to this Paragraph A are referred to herein as "Conversion Default Payments." Holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event Holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of
Article X.J. In the event Holder elects to convert all or any portion of the Conversion Default Payments into Common Stock, Holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

     B.    Adjustment to Conversion Price.  If Holder has not received
           ------------------------------
certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of any portion of any of Holder's Debentures for any reason (other than because such issuance would exceed Holder's Reserved Amount or allocated portion of the Cap Amount, for which failures Holder shall have the remedies set forth in Articles V and VII), then the Fixed Conversion Price in respect of all Debentures held by Holder (including any Debentures or portions thereof submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to Holder) shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the Holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article IX.

     C.    Buy-In Cure.  Unless the Corporation has notified Holder in writing
           -----------
prior to the delivery by Holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to Holder upon a conversion of this Debenture or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(iv) below) and (ii) thereafter, Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by Holder of the unlegended shares of Common Stock (the "Sold Shares") which Holder anticipated receiving upon such conversion (a "Buy-In"), the Corporation shall pay Holder (in addition to any other remedies available to Holder) the amount by which (x) Holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by Holder from the sale of the Sold Shares. For example, if Holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay Holder $1,000. Holder shall provide the Corporation written notification indicating any amounts payable to Holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of
Article X.J.

     D.    Right to Require Prepayment.  If the Corporation fails, and such
           ---------------------------
failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by Holder, for any reason (other than because such issuance would exceed Holder's Reserved Amount or its allocated portion of the Cap Amount, for which failures Holder shall have the remedies set forth in Articles V and VII) to issue shares of Common Stock within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of this Debenture, then Holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to have all or any portion of Holder's outstanding Debentures prepaid by the Corporation for cash at the Default Amount (as defined in Article VIII.B). If the Corporation fails to pay such Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in
Article VIII.C.


                                  ARTICLE VII

                    INABILITY TO CONVERT DUE TO CAP AMOUNT

     A.    Obligation to Cure.  If at any time the then unissued portion of any
           ------------------
Holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of its Debenture (a "Trading Market Trigger Event"), the Corporation shall immediately notify the Holders of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of this Debenture but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time until such date that all such prohibitions are eliminated, by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to pay for cash, at the Default Amount, a portion of the principal amount of this Debenture (and accrued and unpaid interest thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount exceeds 135% of the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture on the date of such Default Notice. Additionally, if at any time and from time to time the then unissued portion of Holder's Cap Amount is less than the number of shares of Common Stock then issuable upon conversion of this Debenture, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to pay for cash, at the Default Amount, a portion of the principal amount of this Debenture (and accrued and unpaid interest thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount exceeds 135% of the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture on the date of such Default Notice. If the Corporation fails to pay the Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.

     B.    Remedies.  If the Corporation fails to eliminate the applicable
           --------
prohibitions within the ninety (90) day cure period referred to in Paragraph A of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of this Debenture because such issuance would exceed Holder's allocated portion of the Cap Amount because of applicable rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, Holder may elect either or both of the following additional remedies:

           (i) to require, with the consent of the Majority Holders, the Corporation to terminate the listing of its Common Stock on Nasdaq (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board, at the option of Holder; or

           (ii) to require the Corporation to issue shares of Common Stock in accordance with Holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five (5) trading day period) preceding the date of Holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii).


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     A.    Events of Default.  If any of the following events of default (each,
           -----------------
an "Event of Default")  shall occur:

           (i) the Corporation fails (i) to pay the principal hereof when due, whether at maturity, upon acceleration or otherwise or (ii) to pay any installment of interest hereon when due and such failure continues for a period of five (5) business days after the due date thereof;

           (ii) the Common Stock (including any of the shares of Common Stock issuable upon conversion of this Debenture) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange or Nasdaq for an aggregate of ten
(10) trading days in any nine (9) month period;

           (iii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by the 180th day following the Issue Date or such Registration Statement, after being declared effective, cannot be utilized by Holder for the resale of all of its Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days;

           (iv) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of any Debenture as and when required by the Debentures, the Securities Purchase Agreement or the Registration Rights Agreement (a "Legend Removal Failure"), and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the Holder;

           (v) the Corporation provides notice to any of the Holders, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any of the Holders upon conversion in accordance with the terms of the Debentures (other than due to the circumstances contemplated by Articles V or VII for which the Holders shall have the remedies set forth in such Articles);

           (vi)  the Corporation shall:

                 (a) sell, convey or dispose of all or substantially all of its assets; or

                 (b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation); or

                 (c) have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

           (vii) the Corporation breaches any material covenant or other material term or condition of this Debenture (other than as specifically provided in subparagraphs (i)-(vi) of this Paragraph A), the Securities Purchase Agreement or the Registration Rights Agreement;

           (viii) any representation or warranty of the Corporation made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Corporation or the prospects of the Corporation or a material adverse effect on the Corporation or the rights of the Corporation with respect to any of the Debentures or the shares of Common Stock issuable upon conversion of the Debentures;

           (ix) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or

           (x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation;

then, upon the occurrence and during the continuation of any Event of Default specified in subparagraphs (i)-(viii) of this Paragraph A, at the option of Holder, and upon the occurrence of an Event of Default specified in subparagraphs (ix) or (x) of this Paragraph A, the Corporation shall pay Holder, in satisfaction of its obligation to pay the outstanding principal amount of this Debenture and accrued and unpaid interest thereon, an amount equal to the Default Amount and such Default Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For the avoidance of doubt, the occurrence of any event described in clauses (ii), (iii), (v), (vi), (vii),
(viii), (ix) or (x) above shall immediately constitute an Event of Default and there shall be no cure period.

     B.    Definition of Default Amount.  The "Default Amount" with respect to
           ----------------------------
any portion of this Debenture means an amount equal to the greater of:

           (i)                      A                     X  M
                    ----------------------------------
                                   C P

and

           (ii) the sum of 111% of the principal amount of this Debenture being paid plus all accrued and unpaid interest thereon and Conversion Default Payments through the payment date.

where:

     "A" means the principal amount of this Debenture being paid plus all accrued and unpaid interest thereon and any Conversion Default Payments and Prepayment Default Payments through the payment date;

     "CP" means the Conversion Price in effect on the date of the Default Notice; and

     "M" means the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date of the Default Notice and ending on the date prior to the date of payment, as reported on the principal securities exchange or trading market on which the Common Stock is traded.

     C.    Failure to Pay Default Amount.  If the Corporation fails to pay the
           -----------------------------
Default Amount within five (5) business days of its receipt of a notice requiring such payment (a "Default Notice"), then the Holder (i) shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Default Notice until the date of payment hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Default Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Default Notice and ending on the Conversion Date with respect to the conversion of such Default Amount. In the event the Corporation is not able to pay all amounts due and payable with respect to all Debentures subject to Default Notices, the Corporation shall pay the Holders of such Debentures which are the subject of Default Notices such amounts pro rata, based on the total amounts payable to each such Holder relative to the total amounts payable to all such Holders.

                                  ARTICLE  IX

                      ADJUSTMENTS TO THE CONVERSION PRICE

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A.    Stock Splits, Stock Dividends, Etc.  If at any time on or after the
           -----------------------------------
Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent for the Common Stock of such change on or before the effective date thereof.

     B.    Adjustment Due to Major Announcement. In the event the Corporation at
           ------------------------------------
any time on or after the Issue Date (i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or another transaction to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) of this Paragraph B is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier of the consummation of the proposed transaction or tender offer, exchange offer or other transaction or the Abandonment Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with Article III.E on the Conversion Date set forth in the Notice of

Conversion for the Optional Conversion. From and after the consummation of the proposed transaction or tender offer, exchange offer or other transaction or the Abandonment Date, the Conversion Price shall be determined as set forth in
Article III.E. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this Paragraph B has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or other transaction which caused this Paragraph B to become operative.

     C.    Adjustment Due to Merger, Consolidation, Etc.  If at any time on or
           ---------------------------------------------
after the Issue Date there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i)-(iv) above being a "Corporate Change"), then the Holder shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock immediately theretofore issuable, such shares of stock, securities, cash and/or other property as may be issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C ) had such Corporate Change not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of this Debenture) shall, if relevant, thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph C unless (i) the Holder has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes (or agrees to assume) by written instrument the obligations of this Debenture. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the Debentures outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

     D.    Adjustment Due to Distribution.  If at any time on or after the Issue
           ------------------------------
Date the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the Holder shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.C) had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     E.    Issuance of Other Securities With Variable Conversion Price.  If at
           -----------------------------------------------------------
any time on or after the Issue Date the Corporation shall issue any securities which are convertible into or exchangeable for Common Stock ("Convertible Securities") at a conversion or exchange rate based on a discount to the market price of the Common Stock at the time of conversion or exercise, then the Conversion Percentage in respect of any conversion of any portion of this Debenture after such issuance shall be calculated utilizing the higher of the greatest discount applicable to any such Convertible Securities and the discount then in effect in calculating the Variable Conversion Price.

     F.    Purchase Rights.  If at any time on or after the Issue Date the
           ---------------
Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     G.    Notice of Adjustments.  Upon the occurrence of each adjustment or
           ---------------------
readjustment of the Conversion Price pursuant to this Article IX, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of Holder, furnish to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.


                                   ARTICLE X

                                 MISCELLANEOUS

     A.    Failure or Indulgency Not Waiver. No failure or delay on the part of
           --------------------------------
the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     B.    Notices. Any notice herein required or permitted to be given shall be
           -------
in writing and may be personally served or delivered by courier and shall be deemed to have been given upon receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

           If to the Company:

                 The L.L. Knickerbocker Co., Inc.
                 25800 Commercenter Drive
                 Lake Forest, CA   92630
                 Telecopy: (714) 595-7913
                 Attention: Anthony P. Shutts, CFO

           with a copy to:

                 William R. Black, Esq.
                 29 Summitcrest
                 Dove Canyon, CA   92679
                 Telecopy: (714) 888-7700

           If to the Holder:

                 Capital Ventures International
                 c/o Heights Capital Management
                 425 California, Suite 1100
                 San Francisco, CA   94104
                 Telecopy: (415) 403-6525
                 Attention: Andrew Frost

           with a copy to:

                 Klehr, Harrison, Harvey, Branzburg & Ellers
                 1401 Walnut Street
                 Philadelphia, PA   19102
                 Telecopy: (215) 568-6603
                 Attention: Stephen T. Burdumy, Esquire

     C.    Amendment Provision. This Debenture and any provision hereof may only
           -------------------
be amended by an instrument in writing signed by the Corporation and the Majority Holders. The term "Debenture" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     D.    Assignability. This Debenture shall be binding upon the Corporation
           --------------
and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. In the event the Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the total principal amount of Debentures then held by such Holders.

     E.    Cost of Collection.  If default is made in the payment of this
           ------------------
Debenture, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

     F.    Governing Law.  This Debenture shall be governed by and construed in
           -------------
accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in San Francisco, California in any suit or proceeding based on or arising under this Debenture and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     G.    Denominations.  At the request of Holder, upon surrender of this
           -------------
Debenture, the Corporation shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

     H.    Lost or Stolen Debentures.  Upon receipt by the Corporation of (i)
           -------------------------
evidence of the loss, theft, destruction or mutilation of this Debenture and
(ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of this Debenture, the Corporation shall execute and deliver new Debentures, in the form hereof, in such denominations of at least $25,000 as Holder may request. However, the Corporation shall not be obligated to reissue such lost or stolen Debentures if Holder contemporaneously requests the Corporation to convert this Debenture.

     I.    Quarterly Statements of Available Shares.  The Corporation shall
           ----------------------------------------
deliver (or cause its transfer agent to deliver) to Holder a written report notifying Holder of any occurrence which prohibits the Corporation from issuing Common Stock upon any conversion of Debentures. The Corporation (or its transfer agent) shall also provide, within fifteen (15) days after delivery to the

Corporation of a written request by any Holder, any of the following information as of the date of such request: (i) the total outstanding principal amount of all Debentures, (ii) the total number of shares of Common Stock issued upon all conversions of all Debentures prior to such date, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Debentures which are then outstanding, and (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Debentures before the Corporation would exceed the Cap Amount and the Reserved Amount.

     J.    Payment of Cash; Defaults.  Whenever the Corporation is required to
           -------------------------
make any cash payment to Holder under this Debenture (as a Conversion Default Payment, as a prepayment or otherwise), such cash payment shall be made to Holder within five (5) business days after delivery by Holder of a notice specifying that Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to Holder.

     K.    Restrictions on Shares. The shares of Common Stock issuable upon
           ----------------------
conversion of this Debenture may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold under Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock issuable upon conversion of this Debenture that have not been so registered and that have not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Debenture, the Corporation shall remove the foregoing legend from the certificate and issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from Holder that Holder is eligible to sell such security under Rule 144 or (ii) a registration statement under the Securities Act covering the resale of such securities is in effect. Nothing in this Debenture shall (i) limit the Corporation's obligation under the Registration Rights Agreement, or (ii) affect in any way Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

     L.    Status as Debentureholder.  Upon submission of a Notice of Conversion
           -------------------------
by Holder, the principal amount of this Debenture and the interest thereon covered thereby (other than any portion of this Debenture, if any, which cannot be converted because the conversion thereof would exceed Holder's allocated portion of the Cap Amount or Holder's Reserved Amount) shall be deemed converted into shares of Common Stock as of the Conversion Date and Holder's rights as a holder of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to Holder because of a failure by the Corporation to comply with the terms of this Debenture. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under this Debenture and the Corporation shall, as soon as practicable, return this Debenture to Holder. In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert this Debenture.

     M.    Remedies Cumulative. The remedies provided in this Debenture shall be
           -------------------
cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Debenture. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 8th day of September, 1997.


                                       THE L.L. KNICKERBOCKER CO., INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                       Exhibit 1
                                                                       ---------
                              NOTICE OF CONVERSION

To:  The L.L. Knickerbocker Co., Inc.
     25800 Commercenter Drive
     Lake Forest, CA   92630
     Telecopy: (714) 595-7913
     Attention: Anthony P. Shutts, CFO

The undersigned hereby irrevocably elects to convert $____________ principal amount of the Debenture (the "Conversion"), into shares of common stock ("Common Stock") of The L.L. Knickerbocker Co., Inc. (the "Corporation") according to the conditions of the Convertible Term Debenture dated September 8, 1997 (the "Debenture"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of the Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"). If the Corporation's transfer agent does not participate in the DTC program as aforementioned, or if Holder checks the box set forth below, the Corporation shall deliver to Holder physical certificates representing the Common Stock issuable upon conversion.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Debenture shall be made pursuant to registration of the Common Stock under the Securities Act or pursuant to an exemption from registration under the Act.

In the event of partial exercise, please reissue an appropriate Debenture(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

[_] In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.


                             Date of Conversion:
                                                --------------------------------
                             Applicable Conversion Price:
                                                         -----------------------
                             Amount of Accrued and Unpaid Interest
                             on the Principal Amount to be
                             converted, if any:
                                               ---------------------------------
                             Amount of Conversion Default Payments or
                             Prepayment Default Payments to be
                             converted, if any:
                                               ---------------------------------
                             Number of Shares of
                             Common Stock to be Issued:
                                                       -------------------------
                             Signature:
                                       -----------------------------------------
                             Name:
                                  ----------------------------------------------
                             Address:
                                     -------------------------------------------